Exhibit 10.3

NON-EXCLUSIVE CONSULTING AGREEMENT

This Non-Exclusive Consulting Agreement ("Agreement") is made as of February 10, 2005 by and between SBS Interactive, Co., a Florida corporation (OTCBB ticker "SBSS"), whose address is 4211 Yonge Street, Suite 235, Toronto, Ontario, M2P 2A9, Canada (the "Company"), and Clearsite International Ltd., whose address is 26, Alharizi Street, Rehavia, Jerusalem 92421, Israel (the "Consultant").

PRELIMINARY STATEMENT

A. The Company is in the business of developing, marketing, distributing, in wholesale and retail outlets, the Side-by-Side interactive video system as well as various other technology products.

B. The Consultant has provided, and continues to provide, non-exclusive consulting services in the form of valuable introductions to key management and other personnel, introductions to strategic and joint venture partners, introductions to service providers, and general strategic and other advice and various other services, not related to capital raising or stock promotion (the "Services").

C. The Consultant has provided, and continues to provide, assistance to the Company in connection with its sales and marketing efforts.

D. The Consultant may provide consulting services to the Company related to its capital raising activities.

E. The Company wishes to retain the Consultant and the Consultant wishes to be retained by the Company to assist the Company in its efforts in connection with the foregoing on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Company and the Consultant agree as follows:

AGREEMENT

1. Term. The Company has retained and will continue to retain the Consultant and the Consultant has accepted this appointment with the Company for a period that will commence on the date of this Agreement and end on February 17, 2007 unless earlier terminated pursuant to Section 5 of this Agreement (the "Term").

2. Duties of the Consultant.

2.1 Consulting. The Consultant has performed and will continue to perform the Services. The Consultant will determine, in his sole discretion, the method, details and means of performing the Services.

2.2. **Sales.** The Company hereby engages the Consultant as an authorized sales agent of the Company. As an authorized sales agent of the Company, the Consultant may identify and develop customers for the Company's products and services. For each prospective customer that is identified by the Consultant to the Company (a "Lead") the Company shall pay a sales commission as provided in Section 3.2 to the Consultant if such Lead purchases the Company's products or services. Nothing herein shall require the Consultant to submit any Leads to the Company; provided, however, that if the Consultant provides a Lead to the Company, the Company will use reasonable commercial efforts to pursue such Lead. The Company agrees to provide the Consultant with appropriate support, including demonstration units, sufficient to enable the Consultant to carry out marketing efforts under this Section 2.2.

2.3 **Financing.** The Consultant may identify and introduce investors to the Company. For each prospective investor, including any investor group including, controlled by or introduced by such investor, introduced to the Company by the Consultant (an "Investor"), the Company shall pay a finder's fee as provided in Section 3.3 of this Agreement to the Consultant. Nothing herein shall require the Consultant to introduce any Investors to the Company or shall require the Company to accept any financing from any Investor. The Company agrees to provide the Consultant with appropriate support sufficient to enable the Consultant to carry out its efforts under this Section 2.3.

3. **Compensation.**

3.1 **Consulting Compensation.** The Company will grant to the Consultant, as compensation for the Services, a warrant to purchase up to 500,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") in the form attached hereto as Exhibit A (the "Warrant").

3.2 **Sales Commissions.** Separate and apart from any consideration paid to the Consultant pursuant to Section 3.1 or 3.3 of this Agreement, the Consultant shall be paid a commission of twelve percent (12%) of gross revenue received by the Company from any Lead during the Term (or any extension thereof) and for a period of six (6) years following the Term (or any extension thereof). Commissions shall be paid to the Consultant within fifteen (15) days after payment is received by the Company from the Lead. In the event of the termination of this Agreement, the Consultant shall nevertheless continue to receive payments in accordance with this Section 3.2. The Company shall reimburse the Consultant for all expenses incurred by the Consultant in generating or attempting to generate Leads.

3.3 **Finder's Fees.** Separate and apart from any consideration paid to the Consultant pursuant to Section 3.1 or 3.2 of this Agreement, the Consultant shall be paid a finder's fee of eleven percent (11%) of the gross amount invested by any Investor as a debt or equity investment in the Company during the Term (or any extension thereof) and for a period of six (6) years following the Term (or any extension thereof). Finder's fees shall be paid to the Consultant within three days of the receipt of the funds provided by an Investor. In the event of the termination of this Agreement, the Consultant shall nevertheless continue to receive payments in accordance with this Section 3.3. The Company shall reimburse the Consultant for

all expenses incurred by the Consultant in generating or attempting to generate financing for the Company.

4. **Nondisclosure**. The Consultant agrees that during the Term, the Consultant will have access to and become acquainted with confidential proprietary information ("Confidential Information") which is owned by the Company and is regularly used in the operation of the Company's business. The Consultant agrees that the term "Confidential Information" as used in this Agreement is to be broadly interpreted and includes: (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term "Confidential Information" includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how," negative "know-how," trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, will remain the exclusive property of the Company.

5. **Termination**.

5.1 **Termination on Default**. Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of said notice. For purposes of this section, material breaches of this Agreement shall include, but not be limited to: (i) the failure by the Company to pay the compensation set forth in Section 3 above; (ii) the failure by the Company to provide the support to the Consultant set forth in Section 3 of this Agreement; (iii) the Consultant's commission of acts of material fraud or material misrepresentation; (iv) the failure by the Consultant to conform in all material respects to all laws and regulations governing the Consultant's duties under this Agreement.

5.2 **Automatic Termination**. This Agreement terminates automatically on the occurrence of any of the following events: (i) the bankruptcy or insolvency of the Company; or (ii) the death or disability of the Consultant.

5.3 **Return of Company Property**. Upon the termination or expiration of this Agreement, the Consultant will immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in its possession relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement).

6. **Representations and Warranties.**

6.1 **Company Representations.** The Company hereby represents and warrants to the Consultant as follows:

(i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; and the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth herein;

(ii) the execution and delivery by the Company of this Agreement and the Warrant, and the consummation by the Company of the transactions set forth herein and in the Warrant have been duly authorized by all necessary corporate action on the part of the Company;

(iii) each of this Agreement and the Warrant has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

(iv) the execution and delivery of this Agreement and the Warrant by the Company and the consummation by the Company of the transactions set forth herein and therein do not conflict with, or result in a breach or violation of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party;

(v) the Warrant is free of any claims or encumbrances and the shares of Common Stock to be issued upon exercise of the Warrant have been duly authorized and reserved for issuance upon exercise of the Warrant and upon issuance on the terms and conditions and for the consideration set forth in the Warrant, such shares of Common Stock will be validly issued, fully paid, nonassessable and free of any claims or encumbrances;

(vi) the Company and the board of directors of the Company (the "Board of Directors") have taken all necessary steps to render any "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation applicable to the Company or the Common Stock inapplicable to the Consultant, Marcus Cohn, this Agreement, the Warrant, and the transactions contemplated by this Agreement and the Warrant, including the issuance of the Warrant and the issuance of the shares of Common Stock upon exercise of the Warrant on the terms and conditions set forth therein;

(vii) this Agreement, the Warrant, and the transactions contemplated by this Agreement and the Warrant, including the issuance of the Warrant and the issuance of shares of Common Stock upon exercise of the Warrant on the terms and conditions set forth therein were approved by the Board of Directors and each member of the Board of Directors that is a "disinterested director," as such term is defined in Section 607.0901 of the Florida Business Corporation Act with respect to the Consultant and Marcus Cohn (each a "Disinterested

Director") at the time of such approval and, at the time of such approval, the Company and each member of the Board of Directors, including each Disinterested Director, was aware that each of the Consultant and Marcus Cohn might be deemed an "interested shareholder" of the Company as such term is defined in Section 607.0901 of the Florida Business Corporation Act; and

(viii) as of the date of this Agreement, and as a condition of the execution and delivery of this Agreement by the Consultant, the officers of the Company have delivered an officers' certificate (the "Officers' Certificate") to the Consultant certifying certain documents and actions of the Board of Directors;

6.2 **Consultant Representations.** The Consultant hereby represents and warrants to the Company as follows:

(i) this Agreement has been duly executed and delivered by the Consultant and constitutes a valid and binding obligation of the Consultant enforceable against the Consultant in accordance with its terms;

(ii) the Consultant has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of the Company; and

(iii) Marcus Cohn is the sole shareholder and employee of the Consultant.

7. **Business Expenses.** Except as otherwise provided in this Agreement, the Company will reimburse the Consultant for all reasonable business expenses incurred by the Consultant so long as such expenses are pre-approved in writing by the Company.

8. **Notices.** Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called "Notices") required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the address set forth in the introductory section of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

9. **Choice of Law and Venue.** This Agreement shall be governed according to the laws of the state of New York. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in Baltimore, Maryland.

10. **Entire Agreement.** This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and, specifically, this Agreement supersedes and replaces that certain Non-Exclusive Consulting Agreement dated as of February 17, 2003 as amended and restated by

that certain Non-Exclusive Consulting Agreement dated as of November 20, 2003 and that certain Amended and Restated Non-Exclusive Consulting Agreement dated as of August 2, 2004. This Agreement contains all of the covenants and agreements between the parties with respect to services to be rendered by the Consultant to the Company.

11. **Counterparts**. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

12. **Arbitration**. The parties hereby agree that all controversies, claims and matters of difference shall be resolved by binding arbitration before JAMS/Endispute (the "JAMS") located in Baltimore, Maryland according to the rules and practices of the JAMS from time-to-time in force; provided, however, that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this section. The arbitrator shall apply New York law in rendering a decision.

13. **Severability**. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

14. **No Assignment of Rights or Delegation of Duties by the Consultant; Company's Right to Assign**. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties. The Consultant's duties and obligations under this Agreement are personal to it and therefore no such duties or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

15. **Electronically Transmitted Documents**. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

16. **Consultant Status**. The Consultant and the Company agree that the Consultant is an independent contractor and not an employee of the Company. The Consultant shall have no authority to act on behalf of Company in entering into or executing any agreement, and has no authority to bind Company to any contract or course of action. The Consultant may, at the Consultant's own expense, use employees or other subcontractors to assist the Consultant with the performance of the Services and other activities under this Agreement. The Consultant will

provide services under this Agreement on a non-exclusive basis and nothing in this Agreement shall limit the ability of the Consultant to provide comparable services to any other person or persons, including the Company's competitors.

17. **Indemnification**. The Company will indemnify, defend and hold the Consultant harmless for all losses, damages, claims or proceedings involving the Consultant and relating to the Company (including any of its officers or directors or any of its subsidiaries), unless such losses, damages, claims or proceedings directly relate to the Consultant's own gross negligence, fraud or material breach of this Agreement.

[SIGNATURES NEXT PAGE]

WHEREFORE, the parties have executed this Agreement as of the date first written above.

"CONSULTANT"
CLEARSITE INTERNATIONAL LTD.

By: ______________________
Name: Marcus Cohn
Title: Managing Director

"COMPANY"
SBS INTERACTIVE, CO.

By: ______________________
Name: Todd E. Gotlieb
Title: President

BA3DOCS1\292999.01

WHEREFORE, the parties have executed this Agreement as of the date first written above.

"CONSULTANT"
CLEARSITE INTERNATIONAL LTD.

By: ______________________________
Name: Marcus Cohn
Title: Managing Director

"COMPANY"
SBS INTERACTIVE, CO.

By: ______________________________
Name: Todd E. Gotlieb
Title: President

\292999.01